July 25, 2008

Chris Bergeon

Vice President

First Great-West Life & Annuity Insurance Company

8515 E. Orchard Road

Greenwood Village, CO 80111

Dominic Martellaro

Executive Vice President and

Managing Director

Janus Capital Corp.

151 Detroit St .

Denver, CO 80206

PC: Legal Department

RE:  An Amendment-Consolidation of Administrative Services from Charles Schwab & Co. to First Great-West Life & Annuity Insurance  Company

Dear Mr. Martellaro:

Please be advised that, in connection with an agreement executed between Charles Schwab & Company, Inc. ("Schwab") and First Great-West Life & Annuity Insurance Company ("First GWL&A"), the administrative services performed under our fund participation agreement with you will be consolidated and performed exclusively by First GWL&A.

You are a party to a participation agreement dated July 8, 1997, as amended, with First GWL&A and Schwab (the "Agreement"). We are seeking your consent pursuant to this Agreement to substitute First GWL&A for Schwab as the party responsible for performing administrative services under this Agreement. Specifically, this amendment will replace Schwab with First GWL&A in the provisions of Article 5 and Schedule E, of the Agreement.

You should note that the purpose of this amendment is not to change your substantive obligations, responsibilities or rights under this Agreement, but only to amend the Agreement so as to properly reflect the replacement of Schwab by First GWL&A as the party responsible for providing administrative services as set forth under this Agreement and as under Schedule E. In addition, all fees formerly payable to Schwab are to be made to First GWL&A in consideration of the performance by First GWL&A of these administrative services after the October 1, 2005 effective date.

All other provisions of the Agreement otherwise remain unchanged.

If you have any questions, please do not hesitate to contact Nancy Trammell, Manager Individual Markets at 303-737-6308. I remain,

Yours truly,

First Great-West Life & Annuity Insurance Company

By its authorized officer noted below

By: /s/ Chris Bergeon

Name: Chris Bergeon

Title: VP

I have read the foregoing letter and agree to accept this amendment to the Agreement.

Charles Schwab & Co., Inc.	Janus Aspen Series

By its authorized officer noted below	By its authorized officer noted below
By: /s/ Tina Valensuela	By: /s/ Stephanie Graverholz Lofton
Name: Tina Valensuela	Name: Stephanie Graverholz Lofton
Title: VP	Title: VP

Janus Capital Corporation

By its authorized officer noted below
By: /s/ Dominic C. Martellaro
Name: Dominic C. Martellaro
Title: Executive Vice President